AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             COSMETIC SCIENCES, INC.

                Under Section 807 of the Business Corporation Law
                            of the State of New York


         The undersigned, President and Secretary, pursuant to the provisions of
Section 807 of the Business Corporation Law of the State of New York, do hereby certify as follows:
                  1. The name of the corporation is COSMETIC SCIENCES, INC. (the "Corporation"). The name under which the Corporation was formed is M.A.E. Enterprises, Inc.
                  2. The date of filing its original Certificate of Incorporation with the Department of State was May 10, 1978. On
July 16, 1992 a Certificate of Amendment of Certificate of
Incorporation of the Corporation was filed pursuant to a provision for such certificate contained in an order of the Court relative to the Amended Joint Plan of Reorganization of the Corporation, dated the 5th day of February, 1992 (the "Plan"), pursuant to Chapter 11 of the Code. The Plan had been confirmed as provided in said Code.
The proceeding for the reorganization of the Corporation resulting in the aforesaid Plan and the confirmation thereof is entitled "In re: TPC HOME CARE SERVICES, INC. d/b/a TPC HEALTH CARE SERVICES,
COSMETIC SCIENCES, INC. AND TPC HEALTH CARE MANAGEMENT SYSTEMS,

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INC." and the venue thereof is in the Court.  The order confirming the aforesaid plan for the reorganization of the Corporation was made on the 5th day of February, 1992 and entered in the Clerk of the Court.
                  3. The Certificate of Incorporation is amended to effect the following amendments authorized by the Business
Corporation Law:
         A.       The name of the Corporation shall be changed.  Paragraph
"1" of the Certificate of Incorporation shall be amended in its entirety to read as set forth below.

         B. The purposes for which the Corporation is formed shall be changed. Paragraph "2" of the Certificate of Incorporation shall be amended in its entirety to read as set forth below.

         C. The location of the office of the Corporation shall be changed. Paragraph "3" of the Certificate of Incorporation shall be amended in its entirety to read as set forth below.

         D. The aggregate number of shares the Corporation shall have authority to issue, shall be increased from an aggregate of twenty million (20,000,000) shares of Common Stock, par value $.01 per share to an aggregate of sixty million (60,000,000) shares of stock, of which fifty million (50,000,000) shares shall be Common Stock, par value $.01 per share and ten million (10,000,000) shares shall be Preferred Stock, par value $.01 per share.

                  Paragraph "4" of the Certificate of Incorporation shall be amended in its entirety to read as set forth below.



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         E.       The address for service of process shall be changed.
Paragraph "5" of the Certificate of Incorporation shall be amended in its entirety to read as set forth below.

         F. The elimination of Paragraph "6" relating to the fiscal year and the addition of a new Paragraph "6" relating to directors liability.

                  4. The text of the Certificate of Incorporation as amended heretofore is hereby restated as further amended to read as herein set forth in full:

"        (1)  The name of the corporation is EXTENDED FAMILY CARE
CORPORATION (the "Corporation").

         (2) The Corporation shall be authorized to engage in the business of providing home health care services including both professional and paraprofessional care and such other services necessary or desirable in relation thereto. The Corporation in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

         (3) The office of the Corporation shall be in the County of Nassau and State of New York.

         (4) The total number of shares of stock that the Company shall have authority to issue is sixty million (60,000,000), consisting of fifty million (50,000,000) shares of common stock (the "Common Stock") of the par value of one cent ($.01) each and ten million (10,000,000) shares of preferred stock (the "Preferred Stock") of the par value of one cent ($.01) each.

                  Designation of Classes; Relative Rights, etc.. The designation, relative rights, preferences and limitations of the shares of each class are as follows:

                  The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to

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         authority  so to do which is hereby  vested in the Board of  Directors.
         Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may
         be  entitled  to  receive   dividends   (which  may  be  cumulative  or
         non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Company at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of, any outstanding shares of the Company and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.


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         Subject to the  provisions of any  applicable  law or of the By-laws of the Company as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Company. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any
         liquidation,   dissolution  or  winding  up  of  the  Company,  whether
         voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Company available for distribution to its shareholders.

         Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Company, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

         4A. No shareholder of this Corporation shall have a pre-emptive right because of his holdings to have first offered to him any part of any of the presently authorized shares of this Corporation hereafter issued, optioned or sold or any part of any bonds of this Corporation convertible into shares, hereafter issued, optioned or sold by the Corporation. This provision shall operate to defeat pre-emptive rights in all shares and classes of shares now authorized and also to defeat pre-emptive rights in any

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and all shares and classes of shares and bonds  convertible  into  shares  which this Corporation may be hereafter authorized to issue by an amended certificate duly filed. Thus, any and all of the shares of this Corporation presently authorized and any and all of the shares or bonds of this Corporation which may hereafter be authorized may at any time be issued, optioned and contracted for sale, and/or sold and disposed of by direction of the directors of this Corporation to such persons and upon such terms and conditions as may to the directors seem proper and advisable without first offering the shares or bonds or any part thereof to existing shareholders.

         (5) The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any such process served upon him is to the Corporation, 1 Old Country Road, Carle Place, New York 11514.

         (6) To the fullest extent permitted by the New York Business Corporation Law as presently in effect or hereafter amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. "


                  5. The manner in which this Amended and Restated Certificate of Incorporation was authorized was by the unanimous vote of the Board of Directors and, as to amendments as to which shareholder vote is required, followed by the vote of a majority of the holders of all issued and outstanding shares entitled to vote thereon.

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         IN WITNESS  WHEREOF,  the undersigned  have hereunto signed their names and affirm that the statements made herein are true under the penalties of perjury, this 25th day of September, 1996.


                                                     /s/ Mary Ann Page

                                                     Mary Ann Page,
                                                     President

                                                     /s/ Robert Kohlmeyer

                                                     Robert Kohlmeyer,
                                                     Secretary

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                 AMENDED AND RESTATED CERTIFICATE INCORPORATION

                                       OF

                             COSMETIC SCIENCES, INC.


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                Under Section 807 of the Business Corporation Law

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                Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C.
                                190 Willis Avenue
                             Mineola, New York 11501
                      Attention: Blanche S. Berkowitz, L.A.

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